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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
INTEGRATED MEASUREMENT SYSTEMS, INC.
(Exact Name of Registrant as Specified In Its Charter)

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INTEGRATED MEASUREMENT SYSTEMS, INC.
9525 S.W. Gemini Drive
Beaverton, OR 97008
(503) 626-7117

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2000

To the Shareholders of
Integrated Measurement Systems, Inc.:

    NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Integrated Measurement Systems, Inc. (the "Company") will be held on Tuesday, May 16, 2000 at 10:00 a.m. at the Courtyard by Marriott, 8500 S.W. Nimbus Avenue, Beaverton, Oregon 97008 for the following purposes:

  1.
  Election of Directors.  To elect two directors, each to serve for a three-year term and until their successors are duly elected and qualified;

  2.
  Approval of an Amendment to the Company's 1995 Stock Incentive Plan.  To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan;

  3.
  Approval of an Amendment to the Company's 1995 Employee Stock Purchase Plan.  To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Employee Stock Purchase Plan;

  4.
  Ratification of Appointment of Auditors.  To ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

  5.
  Other Business.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

    The Board of Directors of the Company has fixed the close of business on March 15, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                      By Order of the Board of Directors,

                      Keith L. Barnes
                       President and Chief Executive Officer

Beaverton, Oregon
April 15, 2000

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

INTEGRATED MEASUREMENT SYSTEMS, INC.
PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS

General

    This Proxy Statement is being furnished to the shareholders of Integrated Measurement Systems, Inc., an Oregon corporation ("IMS" or the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") from holders of the outstanding shares of IMS common stock, par value of $0.01 per share (the "Common Stock"), for use at the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. on May 16, 2000, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, shareholders will be asked to: (i) elect two members to the Company's Board of Directors; (ii) approve an amendment to the Company's 1995 Stock Incentive Plan; (iii) approve an amendment to the Company's 1995 Employee Stock Purchase Plan; (iv) ratify the appointment by the Board of Directors of Arthur Andersen LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and (v) transact such other business as may properly come before the meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of IMS on or about April 15, 2000.

Solicitation, Voting and Revocability of Proxies

    The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 1,525 beneficial holders of the 7,798,055 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    The two persons named as proxies on the enclosed proxy card, Keith L. Barnes and H. Raymond Bingham, were designated by the Board of Directors. If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted by the named proxies in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors; FOR the approval of the proposed amendment to the Company's 1995 Stock Incentive Plan; FOR the approval of the proposed amendment to the Company's 1995 Employee Stock Purchase Plan; and FOR the ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting of Shareholders that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    At the Annual Meeting, two directors will be elected, each for a three-year term and until their successors are duly elected and qualified. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve as directors if elected. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

    Under the Company's Articles of Incorporation, the directors are divided into three classes and serve for terms of three years, with one class being elected by the shareholders each year. The term of office of only one class of directors expires in each year, and their successors are elected for terms of three years and until their successors are duly elected and qualified. There is no cumulative voting for election of directors.

Information as to Nominees and Continuing Directors

    The following table sets forth the names of the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person's age at March 31, 2000, principal occupation or employment during the past five years, the periods during which he has served as a director of IMS and positions currently held with IMS.

Nominees	Age	Director Since	Expiration of Term	Positions held with IMS
H. Raymond Bingham	54	1993	2000	Chairman of the Board
Milton R. Smith	64	1997	2000	Director
Continuing Directors
Keith L. Barnes	48	1989	2001	President, Chief Executive Officer and Director
Thomas R. Franz	41	1999	2002	Director
Paul A. Gary	59	1998	2002	Director
C. Scott Gibson	47	1995	2001	Director
James E. Solomon	63	1995	2002	Director

    H. Raymond Bingham.  Mr. Bingham has been a director of the Company since 1993 and Chairman of the Board since May 1995. Mr. Bingham joined Cadence Design Systems, Inc. in June 1993 as Executive Vice President and Chief Financial Officer. From June 1985 to May 1993 he served as Executive Vice President and Chief Financial Officer of Red Lion Hotels and Inns, which owned and operated a chain of hotels. Mr. Bingham serves as a director of Sunstone Hotel Investors Inc., Cadence, ONYX Software Corporation, Legato Systems, Inc. and Innotech.

    Milton R. Smith.  Mr. Smith has been a director of the Company since 1997. Mr. Smith currently serves as President of Smith Investments, a private investing and consulting firm. From September 1994 to February 1995, Mr. Smith served as President and Chief Executive Officer of Zeelan Technology, Inc., a software company. Mr. Smith was co-founder of and from October 1992 to May 1994 served as President and Chief Executive Officer of ThrustMaster, Inc., a manufacturer of interactive control devices for personal computers. From September 1992 to January 1993, Mr. Smith held executive positions with two software companies, Test System Strategies, Inc. and Analogy, Inc. Mr. Smith was co-founder of and from October 1986 until January 1992, held at various times the positions of Chairman of the Board, President and Chief Executive Officer of Floating Point Systems, Inc. Mr. Smith serves on the Board of Directors of several privately held companies and not-for-profit organizations.

    Keith L. Barnes.  Mr. Barnes has been the Company's Chief Executive Officer since May 1995, the Company's President since April 1991 and became the General Manager and a director of the Company in 1989. Mr. Barnes is a director of Data I/O Corporation, a public company that provides programming and handling equipment for the design and manufacture of programmable integrated circuits. Mr. Barnes is also on the Board of Directors of the Laughlin Wilt Group, a privately held contract manufacturing company.

    Thomas R. Franz.  Mr. Franz has been a director of the Company since April 1999. Mr. Franz currently serves as a Corporate Vice President at Intel Corporation ("Intel"). Mr. Franz joined Intel in 1980.

    Paul A. Gary.  Mr. Gary has served as a director of the Company since September 1998. From 1967 until 1996, Mr. Gary served in various capacities for Bell Laboratories, Western Electric and AT&T Microelectronics/Lucent Technologies, Inc., with his last position being Vice President of Netcom IC Business Unit for eight years. Mr. Gary retired from Lucent in June 1996. Mr. Gary is the Chairman of the Board of Directors of Data I/O Corporation and is on the Board of Directors of TriQuint Semiconductor, Inc.

    C. Scott Gibson.  Mr. Gibson has served as a director of the Company since May 1995. Mr. Gibson co-founded Sequent Computer Systems, Inc., a computer system supplier, in 1983 and served as Sequent's President from 1988 through March 1992. Prior to forming Sequent Computer Systems, Mr. Gibson was General Manager of Intel's Memory Components Operation. Mr. Gibson serves as a director of Inference Corp., RadiSys Corporation, TriQuint Semiconductor, Inc. and Egghead.com, which are public companies. Mr. Gibson also serves as Chairman of the Oregon Graduate Institute of Science and Technology and as a director of several privately held technology companies.

    James E. Solomon.  Mr. Solomon has served as a director of the Company since April 1995. Mr. Solomon currently serves as Chairman of the Board, President and Chief Executive Officer of XULU Entertainment, Inc. Mr. Solomon served as Senior Vice President and Chief Technology Officer for Cadence Design Systems, Inc. ("Cadence") from February 1994 to May 1996. Mr. Solomon has served as Senior Vice President and General Manager of Cadence's Analog Mixed-Signal Division from June 1989 to February 1994 and as President of Cadence's Analog Mixed-Signal Division from December 1988 until May 1989.

Board of Directors Committees and Nominations by Shareholders.

    The Company's Board of Directors maintains an Audit Committee and a Compensation Committee. During 1999 the Company's Board of Directors held four meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Audit Committee held five meetings during 1999. The members of the Audit Committee currently are Messrs. Gary (Chair of Audit Committee), Gibson and Smith. The Audit Committee reviews the scope of the independent annual audit and the independent public accountants' letter to the Board of Directors concerning the effectiveness of the Company's internal financial and accounting controls and the Board of Directors' response to that letter, if deemed necessary.

    During 1999, the Compensation Committee held five meetings and took action pursuant to seven unanimous written consents. The members of the Compensation Committee during 1999 and currently are Messrs. Franz, Gibson (Chair of Compensation Committee), and Smith. The Compensation Committee is

responsible for reviewing executive compensation and establishing executive compensation levels and also administering the Company's 1995 Stock Incentive Plan and the 1995 Employee Stock Purchase Plan.

    The full Board of Directors acts as a nominating committee (Mr. Bingham chairs the Nominating Committee) for selecting nominees for election as directors. The Company's bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in Article III, Section 3.16 of the Company's bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

Director Compensation

    The members of the Company's Board of Directors are reimbursed for out-of-pocket and travel expenses incurred in attending Board meetings. In addition, the Company's Chairman of the Board receives an annual retainer of $18,900 and each non-employee member of the Board of Directors, other than the Chairman, receives an annual retainer of $12,600. The Chairman also receives $1,500 and all other non-employee directors receive $1,000 for each Board meeting attended and each meeting of a committee of the Board attended if not on the date of a regularly scheduled Board meeting. Committee chairs receive an additional $500 per meeting. In 1999, each non-employee director, except for Mr. Franz who received options covering 15,000 shares (his initial grant), also received stock options under the Company's 1995 Stock Incentive Plan covering 7,000 shares of the Company's Common Stock.

The Board of Directors unanimously recommends that shareholders vote FOR the election of the nominees named in this Proxy Statement.

    If a quorum is present, the Company's bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

PROPOSAL NO. 2
APPROVAL OF AN AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN

    The Company maintains its 1995 Stock Incentive Plan (the "1995 Plan") to attract and retain experienced and competent employees and others who provide services to the Company and to provide an incentive to such persons to exert their best efforts on behalf of the Company.

    A total of 2,215,000 shares of Common Stock have been reserved for issuance under the 1995 Plan. As of March 15, 2000, 129,364 shares remained available for grant under the 1995 Plan and options covering 1,809,874 shares were outstanding at an average exercise price of $8.53 per share.

    The Board of Directors believes that additional shares will be needed under the 1995 Plan to provide appropriate incentives to employees and others. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 Plan that would increase from 2,215,000 shares to 2,587,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 Plan. Because the officers, directors and employees of the Company who may participate in the 1995 Plan and the amount of their options will be determined on a discretionary basis by the Compensation

Committee or the full Board of Directors, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company's officers, directors and employees in the future.

See Appendix A for a summary of the basic terms and provisions of the 1995 Plan.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the 1995 Stock Incentive Plan.

    If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

PROPOSAL NO. 3
APPROVAL OF AN AMENDMENT TO THE
1995 EMPLOYEE STOCK PURCHASE PLAN

    The Company maintains its 1995 Employee Stock Purchase Plan (the "1995 ESPP") to attract and retain experienced and competent employees and to provide an incentive to such persons to exert their best efforts on behalf of the Company.

    A total of 250,000 shares of Common Stock have been reserved for issuance under the 1995 ESPP. As of March 15, 2000, 42,268 shares remained available for grant under the 1995 ESPP.

    The Board of Directors believes that additional shares will be needed under the 1995 ESPP to provide appropriate incentives to employees. Accordingly, the Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 1995 ESPP that would increase from 250,000 shares to 450,000 shares the number of shares of Common Stock that are reserved for issuance under the 1995 ESPP. The Company anticipates that this would provide enough shares for the next two offering periods, which cover a four-year time period. All employees who work at least 20 hours per week are entitled to participate in the 1995 ESPP unless they control 5% or more of the voting stock of the Company. The Company expects that, after approval of the additional shares, it will have enough authorized and available shares to meet the requirements of the 1995 ESPP for the next two years.

See Appendix B for a summary of the basic terms and provisions of the 1995 ESPP.

The Board of Directors unanimously recommends that shareholders vote FOR the amendment to the 1995 Employee Stock Purchase Plan.

    If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

PROPOSAL NO. 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors has appointed Arthur Andersen LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2000, subject to ratification of such appointment by the Company's shareholders.

    Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Arthur Andersen LLP to audit the books and accounts of the Company for the fiscal year ending December 31, 2000. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

    Arthur Andersen LLP was the independent auditor for the Company for the fiscal year ended December 31, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote for the ratification of the appointment of
Arthur Andersen LLP as independent accountants of the Company for the year ending December 31, 2000.

    If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted for approval of the proposal. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted as votes cast and have no effect on the results of the vote on this proposal.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of the Common Stock as of March 15, 2000 with respect to: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's continuing directors, (iii) each of the Company's nominees for election as director, (iv) each of the Company's named executive officers and (v) all current directors and executive officers as a group.

Name and Business Address	Shares of Common Stock Beneficially Owned (1)	Percent of Common Stock Outstanding
Cadence Design Systems, Inc. 2655 Seely Road, Bldg 5, MS 5B2 San Jose, CA 95134	2,559,000	32.8%
State of Wisconsin Investment Board (2) 121 East Wilson Street Madison, Wisconsin 53707	893,000	11.5%
Invista Capital Management, LLC (3) Principal Mutual Holding Co. 699 Walnut, 1800 Hub Tower Des Moines, IA 50309	734,900	9.4%
Dalton Greiner Hartman Maher & Co. (4) 1100 Fifth Avenue South, Suite 301 Naples, Florida 34102	474,300	6.1%
Dimensional Fund Advisors, Inc. (5) 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	422,200	5.4%
Keith L. Barnes	174,097	2.2%
W. Barry Baril	101,546	1.3%
Donald E. Grant	100,860	1.3%
James E. Solomon	79,973	1.0%
C. Scott Gibson (6)	44,173	*
H. Raymond Bingham	21,973	*
Mark Allison	35,251	*
Milton R. Smith	20,361	*
Paul A. Gary	8,584	*
Thomas R. Franz	6,195	*
Fred Hall	4,750	*
Paul Scrivens	931	*
Current Executive Officers and Directors as a group (13 persons)	655,188	7.8%

*
less than one percent

(1)
Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. The Company had 7,798,055 shares of its common stock outstanding on March 15, 2000. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from March 15, 2000 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of March 15, 2000 are as follows:

Name	Shares Subject to Options
Keith L. Barnes	161,348
W. Barry Baril	98,068
Donald E. Grant	99,732
James E. Solomon	29,973
C. Scott Gibson (6)	29,973
H. Raymond Bingham	21,973
Mark Allison	35,251
Milton R. Smith	20,361
Paul A. Gary	8,584
Thomas R. Franz	6,195
Fred Hall	3,750
Paul Scrivens	—
All current executive officers and directors as a group	554,322
(2)
This information as to beneficial ownership is based on a Schedule 13G filed by State of Wisconsin Investment Board ("SWIB"). SWIB is a government agency that manages public pension funds subject to provisions comparable to ERISA. SWIB has sole voting and dispositive power with respect to all 893,000 shares held.

(3)
This information as to beneficial ownership is based on a Schedule 13G filed by Invista Capital Management, LLC ("Invista") and Principal Mutual Holding Co. ("Principal"). Invista and Principal are Investment Advisers registered under Section 203 of the Investment Advisers Act of 1940. Invista and Principal have shared voting and dispositive power over all 734,900 shares held.

(4)
This information as to beneficial ownership is based on a Schedule 13G filed by Dalton Greiner Hartman Maher & Co. ("Dalton"). Dalton is an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940. Dalton has sole voting and dispositive power with respect to all 474,300 shares held.

(5)
The following information is obtained solely from a Form 13G filing prepared by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and dispositive power over the securities listed herein that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(6)
Includes 4,100 shares held in Mr. Gibson's self-employed pension and 10,100 in various trusts over which Mr. Gibson maintains voting and dispositive control.

MANAGEMENT

Executive Officers

    The following table sets forth certain information with respect to the executive officers of the Company as of March 15, 2000.

Name	Age	Position
Keith L. Barnes	48	President, Chief Executive Officer and Director
Mark Allison	43	Vice President and General Manager, Memory Products Division
W. Barry Baril	48	Chief Technology Officer
Donald E. Grant	58	Senior Vice President, Operations and General Manager, Logic Validation and Mixed Signal Divisions
Fred Hall	50	Chief Financial Officer, Secretary and Treasurer
Gwyn Harvey	46	Vice President, Human Resources
Wendell Roberts	57	Vice President, World Wide Sales

Significant Employees

    The following table sets forth certain information with respect to two significant employees of the Company as of March 15, 2000.

Name	Age	Position
Roger Ball	55	General Manager, Engineering, Virtual Test Division
Richard Schilling	59	Director, Service Division

    Information concerning the principal occupation of Mr. Barnes is set forth under the heading "Election of Directors." Information concerning the principal occupation during at least the last five years of the executive officers and significant employees of the Company who are not also directors of the Company is set forth below.

    Mark Allison.  Mr. Allison joined the Company in November 1995 as Vice President of Marketing and was appointed Vice President and General Manager, Memory Division in 1998. Prior to joining the Company, Mr. Allison was Director of Memory Marketing for Credence Systems Corporation during 1995 and Director of Marketing for Megatest Corporation, from 1985 to 1995. Both companies are ATE manufacturers.

    W. Barry Baril.  Mr. Baril is a founder of the Company, and has been the Vice President of Engineering since the Company's inception in 1983 and was appointed Chief Technology Officer in 1998. Previously, Mr. Baril was Engineering Group Manager for the Logic Analyzer Division of Tektronix, a high technology company, for one year, Hybrid Circuit Project Manager and Group Leader for three years in Tektronix labs, and a Hybrid Circuit Project Manager and Design Engineer for four years at Burr Brown, an analog integrated circuit company.

    Roger Ball.  Mr. Ball joined the Company in November 1994 as Director, Engineering, Virtual Test Division. In January 2000, he was promoted to General Manager of the Engineering, Virtual Test Division. Prior to joining the Company, Mr. Ball was General Manager of the Design Automation Division at GenRad, Inc.

    Donald E. Grant.  Mr. Grant joined the Company in 1989 as Vice President of Operations and was promoted to Senior Vice President, Operations and General Manager of the Digital Test Systems Division in 1998. In 1999, Mr. Grant was promoted to Senior Vice President, Operations and General Manager of the Logic Validation and Mixed Signal Divisions. Prior to joining the Company, Mr. Grant was Director of Manufacturing at Protocol Systems, Inc., a medical device manufacturer, from 1986 to 1989, and Director of Operations at Kentrox Industries from 1983 to 1986. Mr. Grant held various manufacturing and engineering positions with Hewlett Packard from 1972 to 1983.

    Fred Hall.  Mr. Hall joined the Company in 1998 as Chief Financial Officer, Secretary and Treasurer. From 1997 until joining the Company in 1998, Mr. Hall was Vice President, Finance and Chief Financial Officer of Naiad Technologies, Inc., a biotechnology start-up company. From October 1994 until 1997, Mr. Hall served as Vice President, Chief Financial Officer, Treasurer and Assistant Secretary for CFI ProServices, Inc., a provider of integrated, PC-based software for financial institutions. From June 1992 until October 1994, Mr. Hall served as Vice President, Finance and Chief Financial Officer, Secretary and Treasurer of Itronix Corporation, a manufacturer of hand held computers.

    Gwyn Harvey.  Ms. Harvey is currently Vice President of Human Resources. Ms. Harvey joined the Company in 1987 as Director of Human Resources. Prior to joining the Company, Ms. Harvey worked in a variety of human resources management and professional positions with Metheus Corporation, Computervision Corporation, Metheus-Computervision, Inc., Sierracin-EOI and Fairchild, a Schlumberger Company.

    Wendell Roberts.  Mr. Roberts joined the Company in March 1999 as Vice President, World Wide Sales. From 1997 until joining the Company, Mr. Roberts was Vice President, U.S. and European Sales and Vice President, Global Accounts for Mattson Technology Corporation, a supplier of semiconductor wafer processing equipment. From 1992 until 1997, Mr. Roberts served as President of Summit Sales Strategies, Inc., a sales process and productivity consulting firm he founded. From 1990 until 1992, Mr. Roberts served as General Manager, Northwest Area Sales Operations for Mentor Graphics Corporation, an electronic design automation company. From 1989 until 1990, Mr. Roberts served as Vice President, North American Sales for Synopsys, Inc., also an electronic design automation company.

    Richard Schilling.  Mr. Schilling joined the Company in 1991 as Service Manager and in 1998 he was promoted to Director, Services Division. From 1990 until 1991, Mr. Schilling served as Customer Support Manager for Credence Systems, Inc. For the 20 years prior to 1990, he served in a variety of capacities with Tektronix, Inc., most recently as the Field Service Manager for the Semiconductor Test Systems Division.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

    The following table provides certain summary information for the fiscal years ended December 31, 1997, 1998 and 1999 concerning compensation of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company for the fiscal year ended December 31, 1999 (collectively, the "named executive officers").

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Securities Underlying Options (#)		All Other Compensation ($)
Keith L. Barnes President and Chief Executive Officer	1999 1998 1997	$272,500 250,000 237,500	$144,840 — 52,000	$18,049 18,194 19,467	65,112 779,896 180,448	(2)	$	— — —
W. Barry Baril Chief Technology Officer	1999 1998 1997	144,000 136,250 129,500	44,459 2,725 15,129	625 742 727	2,500 180,000 30,000	(2)		— —
Donald E. Grant Senior Vice President And General Manager, Digital Test Systems Division	1999 1998 1997	152,098 142,088 131,250	27,764 694 15,300	1,745 2,107 3,027	14,200 150,000 70,000	(2) (3)		— 5,192 —	(4)
Fred Hall (5) Chief Financial Officer, Secretary and Treasurer	1999 1998 1997	132,850 40,917 —	33,725 — —	916 244 —	— 60,000 —			— — —
Mark Allison General Manager, Memory Division	1999 1998 1997	133,200 123,150 116,200	9,548 7,087 10,449	347 401 372	12,500 115,000 23,000	(2)		— — —
Paul Scrivens (6) Former General Manager Mixed Signal Product Division	1999 1998 1997	113,385 96,555 —	42,111 19,613 —	787 912 —	10,000 110,000 —			— — —

(1)
Represents Company reimbursements for one or more of the following: organization dues, Company payments of additional insurance premiums and an automobile allowance.

(2)
Grants during 1998, net of those canceled and reissued, were 66,000, 50,000, 50,000, 25,000 and 60,000, respectively, for Messrs. Barnes, Baril, Grant, Allison and Scrivens, respectively.

(3)
Grants during 1997, net of those canceled and reissued, were 40,000.

(4)
Represents a cash pay-out of accrued vacation.

(5)
1998 salary represents amounts earned from the time Mr. Hall joined the Company in September, 1998 through December 31, 1998.

(6)
1999 salary represents amounts earned from January 1, 1999 through the time Mr. Scrivens employment with the Company was terminated in November 1999. 1998 salary represents amounts earned from the time Mr. Scrivens joined the Company in March 1998 through December 31, 1998.

Stock Option Grants

    The following table sets forth certain information concerning stock options granted to the named executive officers during the year ended December 31, 1999 under the Company's 1995 Stock Incentive Plan.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants							Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year
Name					Exercise Price/Share (1)	Expiration Date
							5% ($)	10% ($)
Keith L. Barnes	65,112	(4)	16.1%		$8.28	02/24/09	$339,095	$859,334
W. Barry Baril	2,500	(4)	0.6%		9.00	02/22/09	14,150	35,859
Donald E. Grant	6,700 7,500	(5) (6)	1.7 1.9	% %	9.00 10.50	02/22/09 11/01/09	37,922 49,526	96,103 125,507
Fred Hall	—		—		—	—	—	—
Mark Allison	2,500 10,000	(4) (6)	0.6 2.47	% %	9.00 10.38	02/22/09 09/27/09	14,150 65,248	35,859 165,351
Paul Scrivens (3)	10,000	(6)	2.47%		10.38	09/27/09	65,248	165,351

(1)
Options were granted at an exercise price equal to the fair market value of the Company's Common Stock at the time of grant.

(2)
The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future Common Stock price. There can be no assurance that the Common Stock will appreciate at any particular rate or at all in future periods.

(3)
Mr. Scrivens' employment terminated in November 1999, accordingly, his options expired before the indicated date.

(4)
Options vest 100% on the fourth anniversary of the grant date, with acceleration provisions based on meeting certain performance criteria.

(5)
Options vest 100% on the tenth anniversary of the grant date, with acceleration provisions based on meeting certain performance criteria.

(6)
Options vest ratably over 48 months from the date of grant.

Option Exercises and Holding

    The following table sets forth certain information with respect to the named executive officers concerning the exercise of options granted under the Company's 1995 Stock Incentive Plan during the year ended December 31, 1999, and the value of unexercised options held as of December 31, 1999.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

Name	Shares Acquired On Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options At FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options At FY-End ($) (1) Exercisable/ Unexercisable
Keith L. Barnes	—	—	186,159 / 326,401	$105,581 / $155,643
W. Barry Baril	3,000	19,500	101,587 / 47,913	63,295 / 47,705
Donald E. Grant	—	—	91,583 / 69,617	31,441 / 56,059
Fred Hall	—	—	19,584 / 40,416	27,813 / 57,187
Mark Allison	5,000	35,000	29,752 / 42,748	19,460 / 25,540
Paul Scrivens	—	—	16,251 / —	12,293 / —

(1)
Amounts reflected are based upon the market value of the underlying securities at fiscal year end ($7.50) minus the exercise price.

Executive Deferred Compensation Plan

    On July 1, 1996, the Company implemented an Executive Deferred Compensation Plan (the "Deferred Compensation Plan") for the purpose of providing eligible executives and employees with a program for deferring compensation earned during employment. Under the terms of the Deferred Compensation Plan, eligible executives and employees of the Company may make voluntary contributions to the Plan of up to 90% of their compensation. The voluntary contributions are invested in a variety of investment funds for the intended use of paying plan benefits when participating executives and employees become eligible to receive such benefits under the terms of the Deferred Compensation Plan. The Company currently does not match executive or employee contributions and currently does not intend to do so in the future.

Employment Contracts

    The Company has entered into Employment Agreements with each of the named executive officers. Each such Employment Agreement is terminable by either party. If the executive officer resigns voluntarily or is properly terminated for cause, all pay and benefits under the agreement will cease as of the date of such resignation or termination. If the executive officer is terminated other than for cause (including the voluntary resignation by an officer upon a breach by the Company of its obligations to the executive officer), the executive officer would receive all base salary, commissions and bonuses earned through the date of termination plus a payment equal to all accumulated but unused vacation and sick leave. In addition, the officer would be entitled to continued vesting of options (or alternatively be paid the in-the-money value of such options), certain benefits, and payment of base salary for a severance period, which is two years in the case of Mr. Barnes, one year in the case of Mr. Hall and six months for each of the other named executive officers. If there is a change in control of the Company, the vesting schedule of the Company options held by the named executive officers would accelerate so that all such options would become immediately exercisable.

Compensation Committee Report

    Executive Compensation Philosophy.  The Compensation Committee is comprised of Messrs. Franz, Gibson and Smith, all non-employee, outside directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company's executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive compensation and corporate performance, while at the same time motivating and retaining executive officers.

    Executive Compensation Components.  The key components of the Company's compensation program are base salary, cash bonuses and equity participation. These components are administered with the goals of providing total compensation that is competitive in the marketplace, rewarding successful financial performance and aligning executive officers' interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

    Base Salary.  Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. In setting the base salaries, the Company utilized surveys including the AEA Executive Compensation Survey and others. Some of the companies included in these surveys are included in the peer group utilized in the Company's performance graph. Base pay increases are provided to executive officers based on an evaluation of each executive's performance, as well as the overall performance of the Company. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company's strategic plans, developing managers and employees and exercising leadership. Based on the above criteria, the Compensation Committee believes that executive officer base salaries for 1999 were reasonable.

    Cash Bonuses.  The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company, strategic business unit and individual performance criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, each year, the Compensation Committee establishes cash bonuses for executive officers based on the Company's and the individual's achievement of certain performance criteria. For fiscal 1999, the Company's named executive officers received aggregate cash bonuses equal to approximately 7.2% to 53.2% of the total base salaries paid to such officers.

    Stock Options.  The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer's actual and potential contribution to the Company's growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance stockholder value by aligning the financial interests of executive officers with those of stockholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a number of years. See "Option Grants In Last Fiscal Year" table for a detail of options granted to the named executive officers during 1999. The Company also maintains an Employee Stock Purchase Plan, which covers substantially all eligible full-time employees.

    Compensation of Chief Executive Officer.  Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Keith L. Barnes, the Company's President and Chief Executive Officer and a director of the Company, for services rendered in 1999. Mr. Barnes received a base salary of $272,500 for 1999 and a cash bonus of $144,840, which was 53.2% of his base salary. Mr. Barnes received options to purchase 65,112 shares of the Company's Common Stock during 1999.

COMPENSATION COMMITTEE

Thomas R. Franz
C. Scott Gibson
Milton R. Smith

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee during the fiscal year ended December 31, 1999 were Thomas R. Franz, C. Scott Gibson and Milton R. Smith, all non-employee, outside directors.

Stock Performance Graph

    The following line graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market U.S. Index and an index of peer companies selected by the Company. The total cumulative return on investment (change in stock price plus reinvested dividends) for each of the periods for the Company's Common Stock, the Nasdaq Stock Market U.S. Index and the peer group index is based upon an assumed investment of $100 in the Company's Common Stock and each index on July 21, 1995, the date of the Company's initial public offering.

—Integrated Measurement Systems            —Nasdaq U.S. Index             —Peer Group

		Indexed Returns Year Ending
Company/Index	Base Period 7/21/95
		12/31/95	12/31/96	12/31/97	12/31/98	12/31/99
Integrated Measurement Systems, Inc.	100.00	134.09	157.95	155.68	68.18	128.41
Nasdaq U.S. Index	100.00	105.64	129.91	159.38	224.04	407.90
Peer Group	100.00	108.35	145.22	169.50	217.05	309.87

    The peer group companies are weighted based on market capitalization and are as follows: Cadence Design Systems, Inc., Credence Design Systems, Inc., Electroglas, Inc., KLA-Tencor, Inc., LTX Corp., Mentor Graphics, Inc., Synopsys, Inc. and Teradyne, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires that the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

    Based solely on its review of the copies of such reports received by it with respect to fiscal 1999 and written representations from reporting persons that no other reports were required, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than 10% of a registered class of the Company's equity securities have been complied with for fiscal 1999, except for the following:

  •
  Mr. Allison, an officer of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to the exercise of stock options and the sale of the related Common Stock.

  •
  Mr. Gibson, a Director of the Company, filed one late Form 5, Annual Statement of Changes in Beneficial Ownership, relating to the grant of stock options.

  •
  Mr. Smith, a Director of the Company, filed one late Form 4, Statement of Changes in Beneficial Ownership, relating to an open market purchase of the Company's Common Stock.

  •
  Mr. Lindsay, a former officer of the Company, filed one late Form 5, Annual Statement of Changes in Beneficial Ownership, relating to option grants and cancellations during 1998.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

    In certain foreign markets, primarily Europe, Cadence Design Systems, Inc. ("Cadence") employees act as sales agents for the Company. The Company reimburses Cadence for related costs incurred on the Company's behalf, plus an administrative fee. Cadence provides selling, service and production support related to the Company's Virtual Test Software. The Company has paid Cadence based upon estimated costs to provide this support. Cadence provides facilities for certain domestic Company sales personnel. During 1999 the costs of the above services provided by Cadence totaled approximately $657,000.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"), any shareholder proposal intended for inclusion in the proxy statement relating to the Company's 2001 Annual Meeting of Shareholders must be received by the Company not later than December 10, 2000. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days, nor more than 90 days, prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2000 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, Allen Nelson & Co. may solicit proxies at an approximate cost of $1,200 plus reasonable expenses.

ADDITIONAL INFORMATION

    A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 1999 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Secretary, Integrated Measurement Systems, Inc., 9525 S.W. Gemini Drive, Beaverton, Oregon 97008.

                      By Order of the Board of Directors

                      Keith L. Barnes
                      President and Chief Executive Officer

Beaverton, Oregon
April 15, 2000

APPENDIX A

SUMMARY OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN

General

    The 1995 Stock Incentive Plan (the "1995 Plan"), which was approved by the Company's sole shareholder on May 11, 1995, provides for grants of both "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and "non-qualified stock options" which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants of the Company.

    There are currently a total of 2,215,000 shares of common stock authorized for issuance under the 1995 Plan. As of March 15, 2000 129,364 shares remained available for future issuance. Subject to shareholder approval of the amendment to increase the number of shares of common stock authorized for issuance under the 1995 Plan, there will be 501,364 shares available for future issuance.

Administration

    The 1995 Plan is administered by the Compensation Committee of the Board of Directors.

Eligibility

    At March 15, 2000, seven officers, six outside directors and approximately 265 other employees were eligible to participate in the 1995 Plan.

Option Term

    The term of each option granted under the 1995 Plan will generally be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 1995 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the exercise period established by the Compensation Committee at the time the options were granted, which shall not exceed 90 days after the date of termination, and only to the extent that the option was exercisable on the date of termination. If a person who has been granted an option ceases to be an employee or consultant as a result of such person's total and permanent disability, such person may exercise that option at any time within twelve months after the date of termination, but only to the extent that the option was exercisable on the date of termination. Except as otherwise provided in the agreement evidencing the terms of an option grant, no option granted under the 1995 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable on the date of death.

Exercise Price

    The exercise price of incentive stock options granted under the 1995 Plan may not be less than the fair market value of a share of Common Stock on the last market trading day prior to the date of grant of the option and incentive options granted to greater than 10% shareholders may not be granted for less than 110% of fair market value. Non-qualified stock options may be granted at the price determined by the plan administrator. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

Term of 1995 Plan

    The 1995 Plan will continue in effect until May 2005, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 1995 Plan at any time as it may deem advisable.

Federal Income Tax Consequences

    The federal income tax discussion set forth below is included for general information only. Optionees are urged to consult their tax advisors to determine the particular tax consequences applicable to them, including the application and effect of foreign, state and local income and other tax laws.

    Incentive Stock Options.  Certain options authorized to be granted under the 1995 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or exercise of an incentive stock option. Upon any disqualifying disposition by an employee, the Company will be entitled to a deduction to the extent the employee realized ordinary income.

    Non-qualified Stock Options.  Certain options granted under the 1995 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 1995 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. The Company's deduction is conditioned upon withholding on the income amount. Upon the sale of shares acquired through the exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

    Consequences to the Company.  The Company recognizes no deduction at the time of grant or exercise of an incentive stock option. The Company will recognize a deduction at the time of exercise of a non-qualified stock option on the difference between the option price and the fair market value of the shares on the date of exercise. The Company will also recognize a deduction to the extent the optionee recognizes income upon a disqualifying disposition of shares acquired through the exercise of an incentive stock option.

New Plan Benefits

    The following table summarizes options granted under the 1995 Plan from January 1, 2000 up to March 15, 2000, the record date of this proxy statement.

Name and Position	Number of Options (1)
Keith L. Barnes, President, Chief Executive Officer and Director	65,000
W. Barry Baril, Chief Technology Officer	10,000
Donald E. Grant, Senior Vice President, Operations and General Manager, Logic Validation and Mixed Signal Divisions	3,000
Fred Hall, Chief Financial Officer, Secretary and Treasurer	50,000
Mark Allison, General Manager, Memory Products Division	10,000
H. Raymond Bingham, Director	7,000
Paul A. Gary, Director	7,000
C. Scott Gibson, Director	7,000
Thomas R. Franz, Director	7,000
Milton R. Smith, Director	7,000
James E. Solomon, Director	7,000
All Current Executive Officers as a Group (7 people)	152,000
All Non-Executive Officer Directors as a Group (6 people)	42,000
All Non-Executive Officer Employees as a Group (265 people)	60,000

(1)
Options to purchase shares of the Company's Common Stock, totaling 254,000 shares, have been granted from January 1, 2000 through March 15, 2000. All such options were granted at an exercise price per share that is equal to the fair market value of the Company's Common Stock on the date of grant. The average per share exercise price of all option grants included in the above table is $15.49 per share. The options granted to officers and other employees vest equally over 48 months. Grants for newly hired employees vest ratably over 48 months, but are not exercisable until 12 months after the date of grant. The options granted to non-executive officer directors vest equally over 36 months. Grants under the 1995 Plan are discretionary and therefore, grants for the remainder of 2000 or thereafter cannot be determined.

APPENDIX B

SUMMARY OF 1995 EMPLOYEE STOCK PURCHASE PLAN

General

    The 1995 Employee Stock Purchase Plan (the "1995 ESPP") was approved by the Company's sole shareholder on May 11, 1995. There are currently a total of 250,000 shares of common stock authorized for issuance under the ESPP. As of March 15, 2000, 42,268 shares remained available for future issuance. Subject to shareholder approval of the amendment to increase the number of shares of common stock authorized for issuance under the 1995 ESPP, there will be 242,268 shares available for future issuance.

Administration

    The 1995 ESPP is administered by the Compensation Committee of the Board of Directors.

Eligibility

    Employees of the Company are eligible to participate in the 1995 ESPP as long as they work at least 20 hours per week. Employees who control 5% or more of the total voting power of all classes of the Company's stock are not eligible. Employees may end their participation in the Purchase Plan at any time as long as it is at least 15 days prior to a Purchase Date and their participation ends automatically on the termination of their employment.

Offering Period

    The offering period is 24 months, commencing on the first trading day on or after a date designated in advance by the Board.

Option Price

    The 1995 ESPP allows eligible employees to purchase shares of the Company's Common Stock through payroll deductions, which may not exceed 10% of an employee's total pay. The price of shares purchased under the 1995 ESPP will be 85% of the lower of the fair market value of the Common Stock at the beginning or at the end of each Offering Period.

Amendment of the 1995 ESPP

    The Board may amend or terminate the 1995 ESPP at any time but may not increase the number of shares covered by the 1995 ESPP, amend the eligibility requirements or otherwise materially increase the benefits accruing to participants, without subsequent shareholder approval.

Term of Plan

    The 1995 ESPP will terminate on December 15, 2005.

Federal Tax Effects

    A participant acquiring stock pursuant to a qualified employee stock purchase plan receives favorable tax treatment in that the participant does not recognize any taxable income at the time of the grant of the option to purchase or upon exercise of such option to purchase. The tax treatment of the disposition of the stock depends upon whether the stock is disposed of within the holding period, which is two years from the date of grant. If the participant disposes of the stock after completion of the holding period, the lesser of (a) the sales price less the purchase price, or (b) 15 percent of the market value of the shares on the first day of the offering period, is taxable as ordinary income, and any further profit is taxable as long-term capital gain. Any loss is treated as a capital loss. If the participant disposes of the stock before the holding

B-1

period expires (disqualifying disposition), the difference between the price paid by the employee and the market value of the shares at the date of purchase is taxable as ordinary income, and the difference between the amount received by the employee on the disposition of the shares and the market value of the shares at the date of purchase is treated as a capital gain or loss. Upon a disqualifying disposition of the stock, the Company may deduct from taxable income in the year of the disqualifying disposition an amount equal to the difference between the price paid by the employee and the market value of the shares at the date of purchase.

New Plan Benefits

    The following table summarizes shares purchased under the 1995 ESPP from January 1, 2000 up to March 15, 2000, the record date of this proxy statement.

Name and Position	Number of Shares (1)
Keith L. Barnes, President, Chief Executive Officer and Director	768
W. Barry Baril, Chief Technology Officer	747
Donald E. Grant, Senior Vice President, Operations and General Manager, Logic Validation and Mixed Signal Divisions	—
Fred Hall, Chief Financial Officer, Secretary and Treasurer	—
Mark Allison, General Manager, Memory Products Division	—
H. Raymond Bingham, Director	—
Paul A. Gary, Director	—
C. Scott Gibson, Director	—
Thomas R. Franz, Director	—
Milton R. Smith, Director	—
James E. Solomon, Director	—
All Current Executive Officers as a Group (7 people)	1,515
All Non-Executive Officer Directors as a Group (6 people)	—
All Non-Executive Officer Employees as a Group (265 people)	29,988

(1)
31,503 shares were purchased on January 31, 2000, the last Offering Period, under the 1995 ESPP. The average per share purchase price for all shares included in the above table was $9.78 per share.

    Participation in the 1995 ESPP is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the 1995 ESPP are not determinable. Non-employee directors are not eligible to participate.

B-2

INTEGRATED MEASUREMENT SYSTEMS, INC.
PROXY

Proxy for Annual Meeting of Shareholders
to be Held on May 16, 2000

    The undersigned hereby names, constitutes and appoints Keith L. Barnes and H. Raymond Bingham, or either of them acting in absense of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Integrated Measurement Systems, Inc. (the "Company") to be held at 10:00 a.m. on Tuesday, May 16, 2000, and at any adjournment thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 15, 2000, with all the powers that the undersigned would possess if he were personally present.

/*\ FOLD AND DETACH HERE /*\

Please mark your votes as indicated in this example	/x/
				The Board of Directors unanimously recommends a vote
		FOR all nominees	WITHHOLD AUTHORITY	FOR the approval of 2, 3 and 4.
		listed below	to vote for all nominees			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS: Nominees: H. Raymond Bingham Milton R. Smith	/ /	/ /	2.	To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Stock Incentive Plan.	/ /	/ /	/ /
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)				3.	To approve an amendment to the Integrated Measurement Systems, Inc. 1995 Employee Stock Purchase Plan.	/ /	/ /	/ /
The Board of Directors unanimously recommends a vote FOR each of the nominees named above.
				4.	To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 2000.	/ /	/ /	/ /
				5.	Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as determined by a majority of the Board of Directors of the Company. Management is not presently aware of any such matters to be presented for action at the meeting.

					THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.
					I do / / do not / / plan to attend the meeting. (Please check)
Signature(s)	Dated	, 2000

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

The shareholder signed above reserves the right to revoke this Proxy at any time prior to its excercise by written notice delivered to the Company's Secretary at the Company's corporate offices at 9525 S.W. Gemini Drive, Beaverton, Oregon 97008, prior to the Annual Meeting. The power of the Proxy holders shall also be suspended if the shareholder signed above appears at the Annual Meeting and elects in writing to vote in person.

/*\ FOLD AND DETACH HERE /*\

QuickLinks

INTEGRATED MEASUREMENT SYSTEMS, INC. PROXY STATEMENT for ANNUAL MEETING OF SHAREHOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 APPROVAL OF AN AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN
PROPOSAL NO. 3 APPROVAL OF AN AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN
PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS
MANAGEMENT
EXECUTIVE COMPENSATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS AND RELATIONSHIPS
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
COST OF SOLICITATION
ADDITIONAL INFORMATION
APPENDIX A
SUMMARY OF THE COMPANY'S 1995 STOCK INCENTIVE PLAN
APPENDIX B
SUMMARY OF 1995 EMPLOYEE STOCK PURCHASE PLAN